Exhibit 99.1

AudioEye, Inc. Expects First Quarter Revenue to More Than Quadruple to Over $1.0 Million vs. $0.2 Million in Prior Year Period

Annualized Revenue “Run Rate” Exceeds $4.0 Million in Most Recent Quarter

TUCSON, AZ--(Marketwired - May 5, 2014) - AudioEye®, Inc. (OTCQB: AEYE) (“AudioEye”), creator of the Audio Internet® patented audio browsing and automated publishing technology platform, today announced that it expects to report revenue in excess of $1.0 million for the first quarter of 2014. AudioEye also announced that it will host a first quarter 2014 earnings investor conference call at 11:00 a.m. Eastern Time on Thursday, May 15, 2014 (details provided below).

This represents a sequential increase in recognizable revenue of approximately 33% relative to revenue of $752,092 in the fourth quarter of 2013 and an increase of more than 345% when compared with revenue of $224,297 in the prior-year quarter.

In addition to top line revenue growth, AudioEye maintained gross profit margins of approximately 75% of sales in the first quarter of 2014.

AudioEye also achieved the following key milestones during the first quarter of 2014:

•                  Developed an enterprise and government sales pipeline that management believes will provide the necessary foundation to establish AudioEye as the leading solutions provider, thought leader and largest producer in the multi-billion dollar technology accessibility compliance market.

•                  Ended the quarter with an enterprise and government sales pipeline in excess of $50 million of identified opportunities now under various stages of contract negotiation, management, development and AudioEye’s sales process.

•                  Launched its 2014 U.S. government partnership sales and business development initiative and signed contracts with several large well-regarded reseller partners to accelerate the accomplishment of strategic sales goals.

•                  Developed revenue producing technology licensing contracts and launched sales activities within the behavioral healthcare, U.S. government and enterprise markets.

•                  Established state government sales initiative and promoted Richard Keppler to a dedicated sales role focused on the governments of the 50 U.S. states.

•                  Received $3.5 million of additional equity growth financing at the beginning of the quarter.

•                  Trading in AEYE shares transitioned from the OTC BB to the OTC US market effective February 13, 2014.

•                  Commenced the process and steps necessary to up list the Company’s common stock to the NASDAQ Capital Market as soon as practicable.

•                  Launched its Audio Internet® Version 5.0 Platform.

•                  Installed Audio Internet® 5.0 onto the University of Arizona’s website.

•                  Named Paul Arena as AudioEye’s Executive Chairman.

•                  Welcomed Sandy Purcell as the newest independent member of the Company’s Board of Directors.

“Our first quarter revenue growth enhances our confidence in AudioEye’s business strategy and its patented technology, which solves critical Internet and mobile content accessibility issues for our clients,” stated Nathaniel Bradley, the Company’s Chief Executive Officer. “Our expanding team of technology and sales professionals is focused on achieving our goals for 2014. Revenue for the first fiscal quarter ended March 31, 2014 exceeded $1.0 million, an increase of more than 345% from prior-year quarterly revenue of $224,297. The annualized revenue ‘run rate’ in the first quarter exceeded $4 million. We reiterate our revenue guidance for the current year and believe the Company should achieve an annualized revenue ‘run rate’ of $8 million or higher within the next two quarters. Our proprietary patented technology is transforming the accessibility of Internet websites by significantly reducing the time and other resources that publishers must invest to become compliant with federal mandates.”

“Customers are demanding more from us, and we believe that our team is meeting that demand with exceptional service and highly scalable technology solutions delivered through the Audio Internet® platform, which is now capable of meeting and exceeding our customers’ accessibility, mobility and usability needs,” continued Bradley. “The growth and broader utilization of AudioEye’s Audio Internet® platform is bringing about a more accessible Internet experience, and this is a source of great pride among our team members, stakeholders and partners. We have successfully executed intellectual property licenses within the U.S. government and behavioral healthcare markets. We continue to improve upon our patented technology, grow our clientele and further position the Company for success. Our first quarter performance brings our objective of creating a robust Audio Internet even closer to fruition.”

Investor Conference Call

The Company will report its first quarter operating results on May 15, 2014 before the market opens. An investor conference call has been scheduled for 11:00 a.m. Eastern Time the same day to discuss these operating results and other topics of interest.

Shareholders and other interested parties may participate in the conference call by dialing 877-374-8416 (international/local participants dial 412-317-6716) and requesting participation in the “AudioEye Conference Call” a few minutes before 11:00 a.m. EDT on Thursday, May 15, 2014.

A replay of the conference call will be available one hour after the call through Thursday, May 22, 2014 at 9:00 a.m. EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID # 10045626.

About AudioEye, Inc.

Incorporated in Tucson, Arizona in 2005, AudioEye focuses on working to improve the mobility, usability and accessibility of all Internet-based content through the development, sale, licensing and use of its proprietary accessibility technologies. Audio Internet® is a technology that utilizes patented architecture to deliver a fully accessible audio equivalent of a visual or mobile website in a compliant format that can be navigated, utilized, interacted with, and transacted from, without the use of a monitor or mouse, by individuals with visual impairments. For individuals with hearing impairments, Audio

Internet® provides captioning for websites, while the challenges of reaching those with other impairments are also addressed by the technology platform.

Complete with an ever-growing suite of utilities tailored to the needs of different disabled users, the AudioEye® Audio Internet® Accessibility Platform is a fully scalable cloud-based solution designed and developed to meet the needs and compliance mandates for an ever-growing demographic.

AudioEye’s common stock trades on the OTCQB under the symbol “AEYE”. Please visit www.audioeye.com for more information.

Forward-Looking Statements

This release includes forward-looking statements contained within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond the company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in the AudioEye’s Form 10-K and other reports filed with the SEC. AudioEye is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For additional information, please contact:

Nathaniel Bradley

CEO

AudioEye, Inc.

(866) 331-5324

or

RJ Falkner & Company, Inc.

Investor Relations Counsel

(830) 693-4400

info@rjfalkner.com